Exhibit 10.1

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by Perception Partners IV LLC, a Delaware limited liability company (the “Buyer”) in accordance with Section 5.2 of that certain Registration Rights Agreement, dated as of November 9, 2021 (the “RRA”) by and among RCF Acquisition Corp., a Cayman Islands exempted company (the “Company”), RCF VII Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and each of the other parties listed on the signature pages thereto as “Holders”. Capitalized terms used but not defined herein shall have the meanings given to such terms in the RRA.

Buyer, as a Permitted Transferee in accordance with Section 5.2 of the RRA, has acquired from Sponsor an aggregate of 1,673,750 Founder Shares and 9,067,500 Private Placement Warrants, pursuant to that certain Securities Purchase Agreement, dated as of November 2, 2023, by and between the Sponsor and the Buyer.

Buyer and the Company each hereby acknowledges, agrees and confirms that, by the execution of this Joinder Agreement, Buyer shall be deemed to be a party to, and a “Holder” under, the RRA as of the date hereof and shall be entitled to all of the rights, benefits, privileges, terms, conditions and covenants of the RRA in the same manner as if Buyer was an original signatory to the RRA. Buyer hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions, and conditions, representations and warranties contained in the RRA.

November 6, 2023

COMPANY:

RCF ACQUISITION CORP.

By:	/s/ Sunny S. Shah
Name:	Sunny S. Shah
Title:	Chief Executive Officer and Director

BUYER:

Perception Partners IV LLC

By:	Macabel Holdings, Inc., its Sole Member

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Authorized Signatory

BUYER:

Perception Partners IV LLC

By:	Macabel Holdings, Inc.,
Its:	Sole Member

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Authorized Signatory

[Signature Page to Joinder Agreement]